UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2025

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KENILWORTH SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

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Wyoming	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Beach Street, Daytona Beach  FL  32114

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 372-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry Into A Material Definitive Agreement.

On February 6, 2025, the Company entered into an Agreement and Plan of Reorganization with DC Rental Portfolio LLC (“DC Rental”), to acquire 100% of the Membership Interests of DC Rental in exchange for 350,000,000 Shares of Common Stock of the Company.  Organized pursuant to the laws of the District of Columbia, DC Rental through its subsidiaries owns or is in the process of acquiring various income producing residential housing units located in the District of Columbia.  The Closing Date of this acquisition is expected on or before March 15, 2025, and on the Closing Date the properties owned by DC Rental will have an aggregate appraised value of not less than $100,000,000, and equity of approximately $20,000,000.

Prior to the Closing Date, the Company will effectuate a change of its name to National Real Estate Ventures, Inc., a Wyoming Corporation.  On the Closing Date, Mr. Richard Balles, the Managing Member of DC Rental, will become President and Chairman of the Board of Directors of the Company, and there will be a Change of Control of the Company.

ABOUT DC RENTAL PORTFOLIO LLC:

Through its subsidiaries, DC Rental is a real estate development company which is focused on providing affordable housing solutions for low to moderate income households, initially in the Washington, DC market.

Its ongoing business strategy and vision is to develop affordable housing for all, notably people with disabilities, and our nation’s military veterans.

The housing sector in the Washington, D.C. Metropolitan area presents definitive opportunities to generate attractive, stable returns for shareholders. Affordable housing in this market tends to be more consistent across economic cycles and the current demand far exceeds supply.

DC Rental intends to address the significant supply/demand imbalance by providing greater quality control over development and re-development of properties, and faster property lease-up. Our product quality typically creates longer tenant tenure and shorter turnover, resulting in lower operating costs and more stable returns.

While continuing to grow our existing business in the Washington, DC market, we intend to consistently explore the best markets that meet our objectives in pursuing mixed-use, single/multi-family rental and for-sale projects.

Our acquisition strategy will focus on viable, well- positioned regions that are anchored by strong tenant markets, robust job growth, and increased demand for housing.

As part of our long-term strategy, we also are seeking to acquire in the future a lending institution which will further support our commitment to creating greater access to capital.

Going forward, we will be adding to our real estate portfolio, and will seek a diverse real estate portfolio which may include: mixed-use, multi-family, single-family homes for sale and for rent at various levels of affordability.   All our projects will have background checks on tenants and our properties will be properly maintained.   We have implemented strict investment criteria and will seek investments that allow the company to grow.

Item 5.03.  Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

Effective March 1, 2025, the Company has amended its Articles of Incorporation with the State of Wyoming to change its name to National Real Estate Ventures, Inc.  This Amendment was approved by the Board of Directors of the Company, and ratified and approved by holders of a majority of the Shares of Common Stock of the Company.

Item 9.01.  Financials Statements and Exhibits

10.1.	Agreement and Plan of Reorganization with DC Rental Portfolio LLC dated February 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Documents)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Date: February 6, 2025	By:	/s/ Daniel Snyder
	Name:	DANIEL SNYDER
	Title:	Chief Executive Officer

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